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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated January
12, 2000, except for Note 11, as to which the date is       , in Amendment No.
2 to the Registration Statement (Form S-1, Registration No. 333-92853) and related Prospectus of Diversa Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California

January    , 2000

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   The foregoing consent is in the form that will be signed upon the completion of the restatement of the capital accounts described in Note 11 to the financial statements.

                                          /s/ ERNST & YOUNG LLP

January 19, 2000